NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SUREWEST REPORTS 39% OPERATING REVENUE GROWTH
AND 23% EBITDA GROWTH FOR THIRD QUARTER 2008

Broadband RGU and Subscriber Growth Driven by Successful VoIP Product and
Aggressive Promotions; Significant Revenue Growth from Business Customers

ROSEVILLE, CA - November 6, 2008 - Leading independent communications holding company SureWest Communications (NASDAQ: SURW) today announced operating results for the quarter ended September 30, 2008.

Year-over-Year Financial Highlights:

•	Revenues increased 39% due to Broadband growth and the positive impact of the Kansas City market

•	EBITDA from continuing operations increased 23% primarily due to the Kansas City acquisition

•	Income from continuing operations decreased to $756 thousand from $1.7 million primarily due to depreciation and acquisition-related interest expense

•	Net income decreased to a loss of $101 thousand from $736 thousand due to interest expense and a loss from discontinued operations

Year-over-Year Pro Forma Highlights (captures Kansas City results prior to the acquisition):

•	Broadband revenues increased 13% due to subscriber growth and substantial revenue generating unit (RGU) increases

•	Broadband Residential RGUs increased 9% and subscribers grew 6% driven by network expansion and increased penetration

•	Consolidated voice RGUs decreased 5% as 2,900 of Telecom voice losses migrated to the company’s Voice over Internet Protocol (VoIP) Broadband product

•	Broadband Business revenues grew 26% and customers grew 11%, significantly driven by 27% customer growth in Kansas City

The following table highlights financial results for continuing operations on both a Consolidated and Pro Forma basis to include the acquisition of the Kansas City operations (dollars are in thousands):

	Y-O-Y comparison			Q-O-Q comparison
Consolidated	Q308	Q307	Growth	Q208	Growth
Revenue	$60,761	$43,827	39%	$60,250	1%
EBITDA	$18,577	$15,094	23%	$20,086	-8%
Income (loss) from continuing operations	$756	$1,689	-55%	$1,697	-55%

Pro Forma
Revenue	$60,761	$58,661	4%	$60,250	1%
EBITDA	$18,577	$19,991	-7%	$20,086	-8%
See Non-GAAP measure notes near end of release

Steve Oldham, SureWest’s president and chief executive officer, said, “We are very pleased with our third quarter results and the progress we have made to grow subscribers and RGUs in both of our markets, particularly during the seasonally slower third quarter and considering the challenging economic environment. We are managing through the current marketplace by aggressively growing residential subscribers and RGUs in the short-term in order to support ARPU and revenue growth in the longer term.

“Business revenues in both segments continue to be a driving force for the company. Business customers are responding positively to our expanded network coverage, customized business solutions and ability to provide protected network data centers.”

Consolidated Financial Results

Consolidated revenues for the third quarter of 2008 totaled $60.8 million and consolidated EBITDA totaled $18.6 million.

Operating expenses, exclusive of depreciation and amortization, increased 47% to $42.2 million in the third quarter of 2008 from $28.7 million in the third quarter of 2007, and increased 5% sequentially from $40.2 million. Cost of services increased primarily as a result of the Kansas City acquisition and increases in costs incurred to grow Broadband subscribers. Customer operations increased year-over-year due primarily to an increase in sales and advertising costs to promote Broadband subscriber growth and new product offerings, and declined sequentially due to a reclassification of costs and ongoing cost reduction initiatives. General and Administrative increased year-over-year and sequentially due to costs related to information system maintenance and development, including integration of the Kansas City operations, and fees related to strategic initiatives.

Earnings per share from continuing operations for the third quarter was $0.05, compared to $0.12 in both the third quarter of 2007 and the second quarter of 2008.

Capital Expenditures

Consolidated capital expenditures for the nine months ended September 30, totaled $65 million, an 88% increase over the same period in the prior year. SureWest continues to direct capital expenditures to its targeted network build and success-based capital associated with increased penetration, RGU growth and a long-term focus on average revenue per user (ARPU). The company is increasing its projections for 2008 capital expenditures by $3-5 million with an expectation of up to $87 million for the year. In doing so, SureWest anticipates it will benefit from the 2008 bonus depreciation provisions included in the economic stimulus bill passed earlier this year.

Pro Forma Consolidated Results (includes Kansas City results in prior periods)

Revenues for the third quarter of 2008 totaled $60.7 million, a Pro Forma increase of 4% year-over-year and 1% sequentially. EBITDA for the third quarter of 2008 totaled $18.6 million, a Pro Forma decrease of 7% year-over-year and 8% sequentially due to expected Telecom revenue loss, strategic initiative costs, and sales and promotion expenses.

Pro Forma Broadband Segment Results

The Broadband segment accounted for 60% of the company’s total revenue during the quarter and on a Pro Forma year-to-date basis.

Broadband Residential:

Broadband residential revenues increased 8% year-over-year and were unchanged sequentially. Broadband RGUs and subscriber counts increased year-over-year and sequentially as detailed below:

	Y-O-Y % change			Q-O-Q% change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	16%	3%	9%	5%	1%	3%
Data	9%	5%	7%	2%	2%	2%
Video RGUs - Fiber & HFC	22%	4%	10%	5%	1%	3%
Voice RGUs	33%	1%	13%	14%	1%	6%
Total Residential Subscribers	8%	4%	6%	2%	2%	2%

The company intends to continue to grow subscribers and RGUs with aggressive sales promotions in response to quarterly trends and economic conditions. As a result, ARPU can be expected to fluctuate slightly each quarter. Consistent with this expectation, ARPU on triple-play capable marketable homes remained stable year-over-year and declined to $106 from $109 sequentially.

•
Data: Data growth continues to be positively impacted by the success of SureWest Digital Phone, its VoIP product in Sacramento, which requires customers to subscribe to a data package. Of the 2,900 customers that have converted from SureWest’s traditional phone service to VoIP since its launch, over 20% also have become first-time SureWest data subscribers. Data ARPU remained the same year-over-year and dropped to $36 from $37 sequentially.

•
Video: Video continues to experience solid growth as the feature-rich HD DVR and robust HDTV channel package help enhance take rates. DVR penetration among video subscribers in both markets is currently at 44%, up from 38% sequentially, and HD penetration grew to 29% from 27% last quarter. Video was also impacted by the success of VoIP as over 10% of customers converting from SureWest’s traditional phone service to VoIP became first-time SureWest video subscribers, even though video is not a precondition to obtaining VoIP service. Video ARPU increased to $61 from $59 in the third quarter of 2007 and decreased from $62 sequentially.

•
Voice: During the quarter, 3,400 Broadband voice RGUs were added, up from 2,800 in the second quarter. A total of 1,500 migrated from the Telecom segment to Broadband, resulting in a net consolidated voice RGU loss of 1,000 compared to a net loss of 3,100 in the third quarter of 2007. SureWest VoIP is a cost-effective and reliable option for consumers and can also help increase overall margins for the company due to its bundling requirements for SureWest data and long-distance, and its ability to help increase sales of multi-service bundles. At $31, voice ARPU decreased from $33 year-over-year and $32 sequentially.

Oldham continued, “Demand is still high for our value package of voice, video and data. In Sacramento, the VoIP product not only continues to help offset access line loss, which sets us apart from our telecom peers, it also serves as a driver for the growth of our high-speed Internet and digital TV products.”

Residential marketable homes increased 6%, by 15,700, to 296,600 year-over-year and 2%, by 4,400, sequentially. SureWest is expected to pass an additional 12,000 new homes with fiber-to-the-home technology in the fourth quarter (8,000 in Kansas City and 4,000 in Sacramento), most of which will be delivered late in the quarter. For full year 2008, the company anticipates passing a total of 26,000 fiber homes. SureWest expects to exceed 35% penetration on its fiber networks.

Broadband Business:

Broadband Business revenues increased to $9.3 million and customer counts grew to 6,300. Total Business ARPU grew 12% from the prior year and 8% sequentially to $494.

Success in the Sacramento small-to-medium business market has positively impacted Broadband Business. The company continues to expand its reach by leasing networks and increasing its suite of superior service offerings to businesses. Additionally, SureWest recently built out a second data center facility and has experienced brisk growth in this product line as businesses seek protected back-up locations to accommodate their networks.

In September the company delivered the highest single month business sales figure in its Kansas City market’s 6-year commercial sales history. The company has realigned positions to enhance sales results while also expanding training and incentive programs. These enhancements have improved overall business sales in Kansas City and increased the installation pace.

Telecom Segment Results

Operating only in the Sacramento market, Telecom segment revenues were $24.1 million in the third quarter of 2008, declining 8% year-over-year and 2% sequentially due to an increase in Telecom Business revenue helping offset revenue loss in Telecom Residential and Telecom Access.

Telecom Residential:

Telecom Residential was impacted by anticipated losses in Telecom voice RGUs of 18% year-over-year and 7% sequentially. The company continues to mitigate access line loss through its VoIP product, which allows the company to offer Broadband voice services in the ILEC territory. Of the 4,400 sequential Telecom Residential voice RGU losses, 1,500 migrated to the Broadband VoIP product.

As a result of the company’s strategy, Telecom Residential will continue to see an increase in the movement of voice RGUs to the Broadband segment as existing and new voice customers choose SureWest VoIP and its feature-rich capabilities. This demand is expected to continue to reduce the trend of ILEC and consolidated voice loss as shown in the consolidated decline of just 1,000 voice RGUs in the third quarter of 2008 compared with 3,100 in the third quarter of 2007.

Telecom Business:

Telecom Business revenues increased 9% in the third quarter compared to the prior year quarter and 3% sequentially. While Telecom Business subscriber counts decreased 5% from the prior year and 2% sequentially, ARPU grew 14% from the prior year and 4% sequentially to $354. The California economy and competition has led to a decline in small business subscribers, but the company has maintained its larger customers and is delivering new features and upgrades to them.

Telecom Access:

Telecom Access consists of the company’s switched access revenues and California High Cost Fund (CHCF) subsidies. Revenues decreased 14% year-over-year and 2% sequentially due to scheduled reductions in the CHCF subsidies, as well as a decline in switched access revenues.

Wireless Towers

On October 10, 2008, SureWest announced that it entered into a definitive agreement to sell its more than 50 owned wireless communications towers to Global Tower Partners. The purchase price is based on tower cash flow and is payable with respect to commenced tenant leases. SureWest expects that the final aggregate purchase price will be in the range of $9.5 to $10.2 million. The closing of the purchase agreement is expected to occur in the fourth quarter and is not subject to financing.

Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures, such as EBITDA, ARPU and Pro Forma. The company believes these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of its internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. A reconciliation to the comparable GAAP measures is provided in the attached financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest Communications will provide details about its results and business strategy on Thursday, November 6, 2008 at 11:00 a.m. Eastern Time. A simultaneous live webcast of the call will be available at www.surw.com and will be archived shortly after the conclusion of the call. Additionally, a telephone replay of the call will be available through Thursday, November 13, 2008 by dialing (888) 286-8010 and entering passcode 99179110.

About SureWest

SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers and is the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 90 years, the company expanded into the Kansas City region in February 2008 with the acquisition of Everest Broadband, Inc. and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. Its fiber-to-the-premise IP-based network in the Sacramento region features the fastest symmetrical Internet speeds in the nation at up to 50 Mbps. In its Kansas City market (www.surewestkc.com), 75 percent of the company’s customers subscribe to at least three services.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended
	September 30, 2008	September 30, 2007	$ Change	% Change
Operating revenues:
Broadband	$36,653	$17,630	$19,023	108%
Telecom	24,108	26,197	(2,089)	-8%
Total operating revenues	60,761	43,827	16,934	39%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	25,091	14,445	10,646	74%
Customer operations and selling	7,643	6,399	1,244	19%
General and administrative	9,450	7,889	1,561	20%
Depreciation and amortization	14,336	11,671	2,665	23%
Total operating expenses	56,520	40,404	16,116	40%

Income from operations	4,241	3,423	818	24%

Other income (expense):
Interest income	35	776	(741)	-95%
Interest expense	(2,904)	(1,698)	(1,206)	71%
Other, net	56	(132)	188	-142%
Total other income (expense), net	(2,813)	(1,054)	(1,759)	167%

Income from continuing operations before income taxes	1,428	2,369	(941)	-40%

Income tax expense	672	680	(8)	-1%

Income from continuing operations	756	1,689	(933)	-55%

Discontinued operations, net of tax:
Loss from discontinued operations	(242)	(953)	711	-75%
Loss on sale of discontinued operations	(615)	-	(615)	nm
Total discontinued operations	(857)	(953)	96	-10%

Net income (loss)	$(101)	$736	$(837)	-114%

Basic earnings per common share:
Income from continuing operations	$0.05	$0.12	$(0.07)	-58%
Discontinued operations, net of tax	(0.06)	(0.07)	0.01	-14%
Net income (loss) per basic common share	$(0.01)	$0.05	$(0.06)	-120%

Diluted earnings per common share:
Income from continuing operations	$0.05	$0.12	$(0.07)	-58%
Discontinued operations, net of tax	(0.06)	(0.07)	0.01	-14%
Net income (loss) per diluted common share	$(0.01)	$0.05	$(0.06)	-120%

Shares of common stock used to calculate earnings per share:
Basic	13,970	14,459	(489)	-3%
Diluted	13,980	14,507	(527)	-4%

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended	Quarter Ended
	September 30, 2008	June 30, 2008	$ Change	% Change
Operating revenues:
Broadband	$36,653	$35,600	$1,053	3%
Telecom	24,108	24,650	(542)	-2%
Total operating revenues	60,761	60,250	511	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	25,091	22,575	2,516	11%
Customer operations and selling	7,643	8,575	(932)	-11%
General and administrative	9,450	9,014	436	5%
Depreciation and amortization	14,336	14,192	144	1%
Total operating expenses	56,520	54,356	2,164	4%

Income from operations	4,241	5,894	(1,653)	-28%

Other income (expense):
Interest income	35	224	(189)	-84%
Interest expense	(2,904)	(3,186)	282	-9%
Other, net	56	(44)	100	-227%
Total other income (expense), net	(2,813)	(3,006)	193	-6%

Income from continuing operations before income taxes	1,428	2,888	(1,460)	-51%

Income tax expense	672	1,191	(519)	-44%

Income from continuing operations	756	1,697	(941)	-55%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	(242)	211	(453)	-215%
Gain (loss) on sale of discontinued operations	(615)	18,977	(19,592)	-103%
Total discontinued operations	(857)	19,188	(20,045)	-104%

Net income (loss)	$(101)	$20,885	$(20,986)	-100%

Basic earnings per common share:
Income from continuing operations	$0.05	$0.12	$(0.07)	-58%
Discontinued operations, net of tax	(0.06)	1.35	(1.41)	-104%
Net income (loss) per basic common share	$(0.01)	$1.47	$(1.48)	-101%

Diluted earnings per common share:
Income from continuing operations	$0.05	$0.12	$(0.07)	-58%
Discontinued operations, net of tax	(0.06)	1.35	(1.41)	-104%
Net income (loss) per diluted common share	$(0.01)	$1.47	$(1.48)	-101%

Shares of common stock used to calculate earnings per share:
Basic	13,970	14,141	(171)	-1%
Diluted	13,980	14,149	(169)	-1%

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007	$ Change	% Change
Operating revenues:
Broadband	$99,295	$51,348	$47,947	93%
Telecom	73,336	79,807	(6,471)	-8%
Total operating revenues	172,631	131,155	41,476	32%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	66,459	42,865	23,594	55%
Customer operations and selling	23,674	19,715	3,959	20%
General and administrative	29,010	25,106	3,904	16%
Depreciation and amortization	40,712	34,193	6,519	19%
Total operating expenses	159,855	121,879	37,976	31%

Income from operations	12,776	9,276	3,500	38%

Other income (expense):
Interest income	593	2,404	(1,811)	-75%
Interest expense	(8,845)	(4,842)	(4,003)	83%
Other, net	13	(283)	296	-105%
Total other income (expense), net	(8,239)	(2,721)	(5,518)	203%

Income from continuing operations before income taxes	4,537	6,555	(2,018)	-31%
-
Income tax expense	2,095	1,584	511	32%

Income from continuing operations	2,442	4,971	(2,529)	-51%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	263	(1,398)	1,661	-119%
Gain (loss) on sale of discontinued operations	18,362	59,902	(41,540)	-69%
Total discontinued operations	18,625	58,504	(39,879)	-68%

Net income	$21,067	$63,475	$(42,408)	-67%

Basic earnings per common share:
Income from continuing operations	$0.17	$0.35	$(0.18)	-51%
Discontinued operations, net of tax	1.32	4.05	(2.73)	-67%
Net income per basic common share	$1.49	$4.40	$(2.91)	-66%

Diluted earnings per common share:
Income from continuing operations	$0.17	$0.34	$(0.17)	-49%
Discontinued operations, net of tax	1.32	4.04	(2.72)	-67%
Net income per diluted common share	$1.49	$4.38	$(2.89)	-66%

Shares of common stock used to calculate earnings per share:
Basic	14,138	14,441	(303)	-2%
Diluted	14,146	14,492	(346)	-2%

Consolidated Overview
Unaudited Quarterly Pro Forma Selected Financial Data

(Amounts in thousands)

	PRO FORMA (3)					ACTUAL (3)	ACTUAL (3)
	Quarter Ended					Qtr ended	Qtr ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008	Sept 30, 2008	Q-o-Q change	Y-o-Y change
Operating revenues (1)
Broadband	$30,804	$32,155	$32,464	$33,188	$34,599	$35,600	$36,653	3%	13%
Telecom	26,361	27,249	26,197	26,175	24,578	24,650	24,108	-2%	-8%
Operating revenues	$57,165	$59,404	$58,661	$59,363	$59,177	$60,250	$60,761	1%	4%

Income (loss) from operations
Broadband	$(5,853)	$(4,459)	$(5,118)	$(10,317)	$(5,950)	$(6,056)	$(7,033)	16%	37%
Telecom	9,593	10,189	10,137	11,642	10,237	11,950	11,274	-6%	11%
Income from operations	$3,740	$5,730	$5,019	$1,325	$4,287	$5,894	$4,241	-28%	-16%

EBITDA(2)
Broadband	$2,164	$4,431	$4,041	$4,899	$3,758	$4,390	$3,778	-14%	-7%
Telecom	15,243	15,957	15,950	15,307	13,905	15,696	14,799	-6%	-7%
EBITDA	$17,407	$20,388	$19,991	$20,206	$17,663	$20,086	$18,577	-8%	-7%

(1) External customers only
(2) EBITDA represents income (loss) from operations excluding amounts for income taxes, depreciation and amortization, and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry.  EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

(3) The quarterly pro forma selected financial data is based on the historical consolidated financial statements of SureWest Communications and Everest Broadband, Inc. ("Everest") historical consolidated financial statements and have been adjusted to reflect the Everest acquisition which was consummated on February 13, 2008. The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2007. In addition, on May 9, 2008, the sale of the Wireless assets was completed and pro forma financials reflects the classification of the sold Wireless operations as discontinued operations. Q2'08 and Q3'08 Actuals represent actual GAAP financials as the company recognized a full quarter of Everest financials and the Wireless business was classified as discontinued operations.

SureWest Broadband
Unaudited Quarterly Pro Forma Selected Financial Data

(Amounts in thousands)

	PRO FORMA (3)					ACTUAL (3)	ACTUAL (3)
	Quarter Ended					Qtr ended	Qtr ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008	Q-o-Q change	Y-o-Y change
Data	$8,948	$9,283	$9,472	$9,629	$10,087	$10,248	$10,147	-1%	7%
Video	9,208	9,538	9,544	9,735	10,424	10,519	10,599	1%	11%
Voice	5,197	5,236	5,218	5,254	5,205	5,292	5,334	1%	2%
Total residential revenues	23,353	24,057	24,234	24,618	25,716	26,059	26,080	0%	8%
Business	6,696	7,278	7,370	7,637	7,892	8,345	9,284	11%	26%
Access	229	232	296	187	319	392	428	9%	45%
Other	526	588	564	746	672	804	861	7%	53%
Total operating revenues from external customers	30,804	32,155	32,464	33,188	34,599	35,600	36,653	3%	13%
Intersegment revenues	159	162	142	144	140	141	138	-2%	-3%
Total operating revenues	30,963	32,317	32,606	33,332	34,739	35,741	36,791	3%	13%

Operating expenses (1)	28,799	27,886	28,565	28,433	30,981	31,351	33,013	5%	16%
Depreciation and amortization	8,017	8,890	9,159	9,762	9,708	10,446	10,811	3%	18%
Impairment loss on LMDS and related assets	-	-	-	5,454	-	-	-
Loss from operations	$(5,853)	$(4,459)	$(5,118)	$(10,317)	$(5,950)	$(6,056)	$(7,033)	16%	37%

Other Data:
Operating EBITDA (2)	$2,164	$4,431	$4,041	$4,899	$3,758	$4,390	$3,778	-14%	-7%

(1) External customers only
(2) EBITDA represents income (loss) from operations excluding amounts for income taxes, depreciation and amortization, and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

(3) The quarterly pro forma selected financial data is based on the historical financial statements of SureWest Communications' broadband segment and Everest Broadband, Inc. ("Everest") historical consolidated financial statements and have been adjusted to reflect the Everest acquisition which was consummated on February 13, 2008. The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2007. In addition, on May 9, 2008, the sale of the Wireless assets was completed and pro forma financials reflects the classification of the sold Wireless operations as discontinued operations. Q2'08 and Q3'08 Actuals represent actual GAAP financials as the company recognized a full quarter of Everest financials and the Wireless business was classified as discontinued operations.

SureWest Telephone
Unaudited Quarterly Pro Forma Selected Financial Data

(Amounts in thousands)

	Quarter Ended (3)
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008	September 30, 2008	Q-o-Q change	Y-o-Y change
Residential	$10,543	$10,330	$9,769	$9,168	$8,902	$8,523	$7,805	-8%	-20%
Business	9,217	9,571	9,258	9,186	9,047	9,796	10,051	3%	9%
Access	6,382	7,010	6,842	7,518	6,342	6,041	5,914	-2%	-14%
Other	219	338	328	303	287	290	338	17%	3%
Total operating revenues from external customers	26,361	27,249	26,197	26,175	24,578	24,650	24,108	-2%	-8%
Intersegment revenues	4,434	4,633	4,779	4,684	4,343	4,566	4,726	4%	-1%
Total operating revenues	30,795	31,882	30,976	30,859	28,921	29,216	28,834	-1%	-7%

Operating expenses(1)	15,552	15,925	15,026	15,552	15,016	13,520	14,035	4%	-7%
Depreciation and amortization	5,650	5,768	5,813	3,665	3,668	3,746	3,525	-6%	-39%
Income from operations	$9,593	$10,189	$10,137	$11,642	$10,237	$11,950	$11,274	-6%	11%

Other Data:
Operating EBITDA (2)	$15,243	$15,957	$15,950	$15,307	$13,905	$15,696	$14,799	-6%	-7%

(1) External customers only
(2) EBITDA represents income (loss) from operations excluding amounts for income taxes, depreciation and amortization, and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

(3) The quarterly proforma selected financial data is based on the historical financial statements of SureWest Communications' telecom segment and were not impacted by the acquisition of Everest Broadband, Inc. on February 13, 2008 or the disposition of SureWest Wireless assets May 9, 2008.

SUREWEST COMMUNICATIONS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$2,393	$31,114
Short-term investments	581	21,151
Accounts receivable, net	23,382	19,223
Income tax receivable	2,868	1,786
Inventories	8,419	4,251
Prepaid expenses	4,061	3,462
Deferred income taxes	6,212	9,480
Other current assets	2,907	1,309
Assets of discontinued operations	–	41,147
Total current assets	50,823	132,923

Property, plant and equipment, net	519,028	346,740

Intangible and other assets:
Long-term investments	2,763	–
Customer relationships, net	5,888	–
Goodwill	48,805	2,171
Deferred charges and other assets	4,327	2,933
	61,783	5,104
	$631,634	$484,767

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt and capital lease obligations	$15,643	3,642
Accounts payable	2,468	2,544
Other accrued liabilities	20,036	21,258
Advance billings and deferred revenues	9,293	7,288
Accrued compensation and pension benefits	11,187	8,755
Liabilities of discontinued operations	–	8,969
Total current liabilities	58,627	52,456

Long-term debt and capital lease obligations	218,184	118,189
Deferred income taxes	59,564	26,030
Other liabilities and deferred revenues	16,862	17,089

Commitments and contingencies	–	–

Shareholders' equity:
Common stock, without par value; 100,000 shares authorized, 13,954 and 14,514 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	146,534	158,870
Accumulated other comprehensive loss	(4,222)	(3,530)
Retained earnings	136,085	115,663
Total shareholders' equity	278,397	271,003
	$631,634	$484,767

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended September 30, 2008			Quarter Ended September 30, 2007
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(5,801)	$6,557	$756	$(4,770)	$6,459	$1,689

Add back : Income Taxes	(3,956)	4,628	672	(3,610)	4,290	680

Less : Other Income (Expense)	(2,724)	(89)	(2,813)	(1,666)	612	(1,054)

Add back : Depreciation & Amortization	10,811	3,525	14,336	5,858	5,813	11,671

Operating EBITDA (1)	$3,778	$14,799	$18,577	$(856)	$15,950	$15,094

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended September 30, 2008			Quarter Ended June 30, 2008
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(5,801)	$6,557	$756	$(5,462)	$7,159	$1,697

Add back : Income Taxes	(3,956)	4,628	672	(3,697)	4,888	1,191

Less : Other Income (Expense)	(2,724)	(89)	(2,813)	(3,103)	97	(3,006)

Add back : Depreciation & Amortization	10,811	3,525	14,336	10,446	3,746	14,192

Operating EBITDA (1)	$3,778	$14,799	$18,577	$4,390	$15,696	$20,086

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Nine Months ended September 30, 2008			Nine Months ended September 30, 2007
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(17,115)	$19,557	$2,442	$(14,491)	$19,462	$4,971

Add back : Income Taxes	(12,004)	14,099	2,095	(10,751)	12,335	1,584

Less : Other Income (Expense)	(8,434)	195	(8,239)	(4,599)	1,878	(2,721)

Add back : Depreciation & Amortization	29,773	10,939	40,712	16,962	17,231	34,193

Operating EBITDA (1)	$9,088	$44,400	$53,488	$(3,681)	$47,150	$43,469

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
PRO FORMA OPERATING EBITDA RECONCILIATION TO INCOME (LOSS) FROM OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended June 30, 2008
	Telecom	Broadband	Consolidated

Income (loss) from operations	$11,950	$(6,056)	$5,894

Add back : Depreciation & Amortization	3,746	10,446	14,192

Pro Forma Operating EBITDA (1)	$15,696	$4,390	$20,086

(1) Pro Forma Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Pro Forma Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
PRO FORMA OPERATING EBITDA RECONCILIATION TO INCOME (LOSS) FROM OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended September 30, 2007
	Telecom	Broadband	Consolidated

Income (loss) from operations	$10,137	$(5,118)	$5,019

Add back : Depreciation & Amortization	5,813	9,159	14,972

Pro Forma Operating EBITDA (1)	$15,950	$4,041	$19,991

(1) Pro Forma Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Pro Forma Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS
PRO FORMA OPERATING EBITDA RECONCILIATION TO INCOME (LOSS) FROM OPERATIONS
(Unaudited; Amounts in thousands)

	Nine Months ended September 30, 2008			Nine Months ended September 30, 2007
	Telecom	Broadband	Consolidated	Telecom	Broadband	Consolidated

Income (loss) from operations	$33,461	$(19,039)	$14,422	$29,919	$(15,430)	$14,489

Add back : Depreciation & Amortization	10,939	30,965	41,904	17,231	26,066	43,297

Pro Forma Operating EBITDA (1)	$44,400	$11,926	$56,326	$47,150	$10,636	$57,786

(1) Pro Forma Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Pro Forma Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)
As of and for the quarter ended

BROADBAND	9/30/2008 [1]	9/30/2007 [1]	Chg	Chg %	6/30/2008 [1]	Chg	Chg %
Residential
Video
Marketable Homes - Fiber & HFC [2]	221,700	199,600	22,100	11%	217,700	4,000	2%
RGUs - Fiber & HFC	55,900	50,900	5,000	10%	54,500	1,400	3%
RGUs - Copper	2,600	3,000	(400)	-13%	2,600	0	0%
Penetration - Fiber & HFC	25.2%	25.5%	-0.3%	-1%	25.0%	0.2%	1%
ARPU	$61	$59	$2	3%	$62	($1)	-2%
Voice
Marketable Homes	296,600	280,900	15,700	6%	292,200	4,400	2%
RGUs	60,000	53,100	6,900	13%	56,600	3,400	6%
Penetration	20.2%	18.9%	1.3%	7%	19.4%	0.9%	4%
ARPU	$31	$33	($2)	-7%	$32	($1)	-5%
Data
Marketable Homes	296,600	280,900	15,700	6%	292,200	4,400	2%
RGUs	95,700	89,100	6,600	7%	94,000	1,700	2%
Penetration	32.3%	31.7%	0.5%	2%	32.2%	0.1%	0%
ARPU	$36	$36	$0	0%	$37	($1)	-3%
Total
Marketable Homes - Fiber, HFC, Copper	296,600	280,900	15,700	6%	292,200	4,400	2%
RGUs	214,200	196,100	18,100	9%	207,700	6,500	3%

Subscriber totals
Subscribers [3]	100,600	94,500	6,100	6%	99,000	1,600	2%
Penetration	33.9%	33.6%	0.3%	1%	33.9%	0.0%	0%
ARPU [4]	$87	$86	$1	2%	$89	($2)	-2%
Triple Play ARPU [5]	$106	$106	$0	0%	$109	($3)	-3%
Triple Play RGUs per Subscriber [5]	2.60	2.60	0.00	0%	2.60	0.00	0%
Churn	1.7%	1.6%	0.0%	3%	1.5%	0.2%	15%

Business [6]
Customers	6,300	5,700	600	11%	6,200	100	2%
ARPU	$494	$441	$53	12%	$458	$36	8%

TELECOM	9/30/2008[1]	9/30/2007[1]	Chg	Chg %	6/30/2008[1]	Chg	Chg %
Residential
Voice
Marketable Homes	90,500	89,400	1,100	1%	90,000	500	1%
RGUs [7]	58,500	71,100	(12,600)	-18%	62,900	(4,400)	-7%
Cumulative Migration to Broadband Voice [8]	2,900	0	2,900	n/a	1,400	1,500	n/a
Penetration	64.6%	79.5%	-14.9%	-19%	69.9%	-5.2%	-8%
ARPU	$43	$45	($2)	-5%	$44	($1)	-2%
Churn [9]	2.4%	3.2%	-0.8%	-25%	2.1%	0.3%	12%

Business [6]
Customers	9,400	9,900	(500)	-5%	9,600	(200)	-2%
ARPU	$354	$312	$42	14%	$341	$13	4%

CONSOLIDATED RESIDENTIAL VOICE RGUs	9/30/2008[1]	9/30/2007[1]	Chg	Chg %	6/30/2008[1]	Chg	Chg %
ILEC Voice RGUs
Broadband	4,400	0	4,400	n/a	2,000	2,400	120%
Telecom	58,500	71,100	(12,600)	-18%	62,900	(4,400)	-7%
Total ILEC Voice RGUs [10]	62,900	71,100	(8,200)	-12%	64,900	(2,000)	-3%
CLEC Residential Voice RGUs [11]	55,600	53,100	2,500	5%	54,600	1,000	2%
TOTAL Residential Voice RGUs [12]	118,500	124,200	(5,700)	-5%	119,500	(1,000)	-1%

NETWORK METRICS	9/30/2008[1]	9/30/2007[1]	Chg	Chg %	6/30/2008[1]	Chg	Chg %
Marketable Homes - Fiber	129,000	108,500	20,500	19%	125,700	3,300	3%
Marketable Homes - HFC	92,700	91,000	1,700	2%	92,000	700	1%
Marketable Homes - Copper	74,900	81,400	(6,500)	-8%	74,500	400	1%
Total	296,600	280,900	15,700	6%	292,200	4,400	2%

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business. Where necessary prior period metric calculations have been revised to conform with current practice. All amounts rounded to the nearest 100s.

[2] Marketable Homes - Fiber & HFC consists of Sacramento fiber homes and Kansas City hybrid fiber coax (HFC) homes.

[3] A residential subscriber is a customer who subscribers to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU and RGU per Subscriber includes the total residential revenue per average subscriber and ending RGUs per ending subscriber for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account. ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13] Telecom access lines include residential and business access lines. For information purposes, access line counts were 116,900 at 9/30/07, 105,900 at 6/30/08, and 100,200 at 9/30/08.